As filed with the Securities and Exchange Commission on July 24, 2014

Registration No. 333-142286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1 to
Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

ATTUNITY LTD
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

16 Atir Yeda Street, Atir Yeda Industrial Park,
Kfar Saba 4464321, Israel
Tel: +972-9-899-3000
 (Address and Telephone Number of Principal Executive Offices)
_______________

Dror Harel-Elkayam
CFO and Secretary
Attunity Inc.
70 Blanchard Road
Burlington, Massachusetts 01803
(781) 730-4070
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Ido Zemach, Adv.
Goldfarb Seligman & Co.
98 Yigal Alon Street
Tel-Aviv 67891, Israel
Telephone: +972-3-608-9999
Facsimile: +972-3-608-9855
_______________

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

On April 23, 2007, Attunity Ltd (the “Company”) filed a Registration Statement on Form F-3 (the “Registration Statement”) (Registration No. 333-142286) for the resale of up to 172,470 ordinary shares (689,883 on a pre-reverse split basis) of the Company by the selling shareholders named therein.  This Post-Effective Amendment No. 1 is being filed by the Company to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Company's contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, pursuant to the undertaking set forth in Item 10(a)(3) of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, Israel, on the 24th day of July, 2014.

ATTUNITY LTD

By:	/s/ Dror Harel-Elkayam
Name: Dror Harel-Elkayam
Title: CFO and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shimon Alon Shimon Alon	Chairman of the Board and Chief Executive Officer	July 24, 2014

/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 24, 2014

/s/ Dov Biran Dov Biran	Director	July 24, 2014

/s/ Dan Falk Dan Falk	Director	July 24, 2014

/s/ Tali Alush-Aben Tali Alush-Aben	Director	July 24, 2014

/s/ Gil Weiser Gil Weiser	Director	July 24, 2014

_____________________ Ron Zuckerman	Director
Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary	Authorized Representative in the United States	July 24, 2014